SELIGMAN COMMON STOCK FUND, INC.

Proxy Results

Shareholders of the Fund considered and approved the following proposals at a special meeting of shareholders held on November 1, 2002 at the offices of the Fund. Tabulations of the votes received on each of the proposals appear below.

Proposal 1 To elect a Board of Directors.

                         In Favor of Election        Withhold Authority to Vote

John R. Galvin               18,863,996                         694,483
Paul C. Guidone              18,902,665                         655,814
Alice S. Ilchman             18,808,071                         750,408
Frank A. McPherson           18,893,510                         664,969
John E. Merow                18,897,559                         660,920
Betsy S. Michel              18,887,460                         671,019
William C. Morris            18,905,604                         652,875
Leroy C. Richie              18,806,319                         752,160
James Q. Riordan             18,881,334                         677,145
Robert L. Shafer             18,904,735                         653,744
James N. Whitson             18,910,475                         648,005
Brian T. Zino                18,870,120                         688,359

Proposal 2
To ratify the selection of Deloitte & Touche LLP as auditors of the Fund for 2002.

For Ratification             Against Ratification                  Abstain
----------------             --------------------                  -------
  18,753,636                       286,605                         518,238

Proposal 3
To approve amendments to the Fund's investment objectives.

For Approval        Against Approval          Abstain         Broker Non-Votes
------------        ----------------          -------         ----------------
15,374,022             1,272,355              720,210             2,191,892

Proposal 4(a)
To amend the Fund's fundamental restriction regarding investments in commodities.

For Approval         Against Approval         Abstain         Broker Non-Votes
------------         ----------------         -------         ----------------
14,944,426              1,679,510             742,651             2,191,892

Proposal 4(b)
To amend the Fund's fundamental restriction regarding the purchase of securities on margin.

For Approval         Against Approval         Abstain         Broker Non-Votes
------------         ----------------         -------         ----------------
14,688,849               1,898,001            779,737             2,191,892

Proposal 4(c)
To amend the Fund's fundamental restriction regarding borrowing.

For Approval         Against Approval         Abstain         Broker Non-Votes
------------         ----------------         -------         ----------------
14,793,822              1,771,891             800,874             2,191,892

Proposal 4(d)
To amend the Fund's fundamental restriction regarding lending.

For Approval         Against Approval         Abstain         Broker Non-Votes
------------         ----------------         -------         ----------------
14,880,142              1,671,626             814,819             2,191,892

Proposal 4(e)
To amend the Fund's fundamental restriction regarding underwriting.

For Approval         Against Approval          Abstain        Broker Non-Votes
------------         ----------------          -------        ----------------
14,972,515              1,536,979              857,093            2,191,892

Proposal 4(f)
To amend the Fund's fundamental restriction regarding diversification.

For Approval         Against Approval          Abstain        Broker Non-Votes
------------         ----------------          -------        ----------------
15,143,670              1,422,831              800,086            2,191,892

Proposal 4(g)
To amend the Fund's fundamental restriction regarding industry concentration.

For Approval         Against Approval          Abstain        Broker Non-Votes
------------         ----------------          -------        ----------------
15,147,066              1,395,475              824,046            2,191,892

Proposal 4(h)
To eliminate the Fund's fundamental restriction regarding short sales.

For Approval         Against Approval          Abstain        Broker Non-Votes
------------         ----------------          -------        ----------------
14,735,554              1,784,025              847,008            2,191,892

Proposal 4(i)
To eliminate the Fund's fundamental restriction regarding control or management of any company.

For Approval          Against Approval          Abstain       Broker Non-Votes
------------          ----------------          -------       ----------------
14,818,119               1,721,612              826,856           2,191,892

Proposal 4(j)
To eliminate the Fund's fundamental restriction permitting purchases of securities only for investment purposes.

For Approval          Against Approval          Abstain       Broker Non-Votes
------------          ----------------          -------       ----------------
14,966,300               1,631,455              768,832           2,191,892

Proposal 4(k)
To eliminate the Fund's fundamental restriction regarding transactions in options.

For Approval          Against Approval          Abstain       Broker Non-Votes
------------          ----------------          -------       ----------------
14,749,605               1,782,926              834,056           2,191,892

Proposal 4(l)
To eliminate the Fund's fundamental restriction regarding investment in other investment companies.

For Approval          Against Approval          Abstain       Broker Non-Votes
------------          ----------------          -------       ----------------
 14,964,303               1,599,193             803,091           2,191,892

Proposal 4(m)
To eliminate the Fund's fundamental restriction regarding unseasoned companies.

For Approval          Against Approval          Abstain       Broker Non-Votes
------------          ----------------          -------       ----------------
14,716,781                1,799,961             849,845           2,191,892

Proposal 4(n)
To eliminate the Fund's fundamental restriction regarding mortgages and pledges.

For Approval          Against Approval          Abstain       Broker Non-Votes
------------          ----------------          -------       ----------------
14,674,352               1,803,964              888,271           2,191,892